[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).
Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.7
Second Amendment to the Amended and Restated Frontier Airlines, Inc. Credit Card Affinity Agreement
THIS SECOND AMENDMENT (“Amendment”) TO THE AMENDED AND RESTATED FRONTIER AIRLINES, INC. CREDIT CARD AFFINITY AGREEMENT is made and entered into as of May 23, 2023 (“Second Amendment Effective Date”) by and between Barclays Bank Delaware (“Barclays”), and Frontier Airlines, Inc. (“Frontier”).
RECITALS:
WHEREAS, Barclays and Frontier entered into the Amended and Restated Frontier Airlines, Inc. Credit Card Affinity Agreement as of September 15, 2020 (“Original Agreement”); and
WHEREAS, Barclays and Frontier entered to that First Amendment to the Original Agreement as of June 29, 2021 (“First Amendment” and, together with the Original Agreement, the “Agreement”); and
WHEREAS, Barclays and Frontier have agreed to further amend the Agreement as described herein.
NOW THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Amendment to Section 1 (Prime Account). Section 1 of the Agreement is hereby amended by adding the following defined term in alphabetical order:
“Prime Account means an Account (Consumer and Business) that is opened in response to an application from a Prime Applicant and used for a purchase, balance transfer or cash advance.”
2.    Amendment to Section 1(ppp) (Near Prime Applicant). The definition of “Near Prime Applicant” as set forth in Section 1(ppp) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Near Prime Applicant means an applicant for a Barclays Product who is not a Prime Applicant.”
3.    Amendment to Section 1(ffff) (Prime Applicants). The definition of “Prime Applicants” as set forth in Section 1(ffff) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Prime Applicant means an applicant for a Barclays Product whose risk, based on FICO score, credit bureau reports and such other information reviewed by Barclays in the application process, does not require a higher APR and other pricing terms, as determined by Barclays in its sole discretion.”
4.    Amendment to Section 1(gggg) (Prime Applicant Criteria). The definition of “Prime Applicant Criteria” as set forth in Section 1(gggg) of the Agreement is hereby deleted in its entirety.
5.    Amendment to Section 5(a)(iii) (Marketing Premiums). Section 5(a)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Marketing Premiums: Beginning on January 1, 2021 through the remainder of the Term, for each Prime Account generated as a result of the Added Earnings Program, a Marketing Premium of
[***] on first use, and for each Near Prime Account generated as a result of the Added Earnings Program, a Marketing Premium of [***] on first use.”
6.    Amendment to Section 4(b) (Issuance and Servicing of Barclays Products). The following language shall be added to the end of Section 4(b) of the Agreement:
“Barclays will provide Frontier with prior notice of any change in its issuing policies or credit practices that would have a material impact on approval rates for Prime Applicants or Near Prime Applicants, except to the extent a change is required to be implemented on an expedited basis due to macroeconomic conditions or other exigent circumstances (including, but not limited to, material losses, fraud, or Applicable Law) in which case Barclays shall provide Frontier with as much advance notice as possible under the circumstances. Barclays shall deliver reasonable information to Frontier regarding a description of the modification and its rationale for the modification, and an explanation of the projected effects of the modification to the approval rates for Prime Applicants or Near Prime Applicants. Nothing herein shall require Barclays to provide Frontier with any Confidential Information concerning Barclays’ co-brand programs or partners or provide Frontier with any approval rights relating to changes to Barclays’ issuing policies or credit practices.”
7.    Amendment to Section 5(f)(iii)(2) (Adjustable Rate). The definition of “Adjustable Rate” as set forth in Section 5(f)(iii)(2) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Adjustable Rate for all Miles purchased shall mean Federal Funds Effective Rate, or such subsequently comparable index as mutually agreed by the parties, such agreement not to be unreasonably withheld or delayed, on the last business day of each calendar month prior to the next Interest Period as published by the Federal Reserve Bank of New York, [***].”
8.    Amendment to Section 6. Section 6 of the Agreement is hereby amended to add the following:
“(c) Commencing on [***], and continuing through [***], Barclays shall make available to Frontier an additional [***] per [***] for expenses actually incurred by Frontier [***].

Within [***] following the end of [***], Frontier shall provide Barclays with a request for reimbursement of the [***] incurred in the [***] (if any), along with reasonable documentation in support thereof. No later than [***] of [***] in which the request for reimbursement was received, and contingent upon Barclays’s review and approval of the documentation submitted in support of the [***], Barclays shall reimburse the [***] actually incurred by Frontier from the [***].

Barclays shall only be obligated to make the [***] available to Frontier to the extent, and up to the amount, of the [***] actually incurred by Frontier. In no event shall Barclays be obligated to reimburse Frontier more than [***] in any [***], or [***] in any [***]. Any amount of the [***] remaining at the end of [***] or [***] shall be forfeited by Frontier.

Upon Frontier’s demonstration, in Barclays’ sole discretion, that [***] has resulted in the satisfaction of certain performance metrics, including, but not limited to [***], as measured against the level of such performance metrics immediately prior to the [***] in a manner mutually agreed to by Frontier and Barclays, Barclays may extend the [***] beyond [***] subject to further written agreement of the parties.”

9.    Amendment to Section 14(a) (Reports and Records). Section 14(a) of the Agreement is hereby amended to add the following:
“(7) Within [***] of the end of the [***] following the Second Amendment Effective Date and each [***] thereafter, Barclays shall provide Frontier with a report summarizing the relative percentages of Prime Accounts and Near Prime Accounts generated in the [***] as a result of the Added Earnings Program. If such report indicates the relative percentages of Prime Accounts and Near Prime Accounts generated as a result of the Added Earnings Program has deviated by more than [***] from the Prime Account Baseline, Barclays shall use commercially reasonable efforts to provide an analysis of the drivers of such deviation to Frontier and discuss proposals for potential corrective action. Barclays shall not be required, pursuant to any potential corrective action, to alter its issuing policies or credit practices, but may, upon mutual agreement of the parties, implement strategy changes for the Affinity Program. For purposes of this Section 14(a)(7), “Prime Account Baseline” means, in relation to the relative percentages of such Accounts as compared to all Accounts generated as a result of the Added Earnings Program in [***], [***] Prime Accounts and [***] Near Prime Accounts.”

10.    Amendment to Section 15(a) (Right to Audit). Section 15(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Upon Frontier’s request and upon reasonable prior notice, Barclays shall make pertinent records regarding the Affinity Program, [***], available to Frontier or its designated auditors, at the sole cost and expense of Frontier, at the premises of Barclays during ordinary business hours, for the purpose of verifying Barclays’ compliance with the terms of this Agreement. Nothing herein shall be deemed to grant to Frontier the right to audit internal records of Barclays regarding the revenues, income, or profits to Barclays of the Affinity Program, underwriting records, or generally.

11.    All other terms and conditions of the Agreement shall remain in effect except as expressly modified herein or in another writing signed by both parties. Capitalized terms shall have the same meaning as set forth in the Agreement.
12.    This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware.
13.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Intending to be legally bound, the parties have executed this Amendment as of the date set forth above.

BARCLAYS BANK DELAWARE	FRONTIER AIRLINES, INC.
/s/ Kristyn Forrester	/s/ Howard Diamond
(Signature)	Signature
MD, Head of Airline Partnerships Barclays USCB	Howard Diamond SVP, General Counsel & Secretary
(Title)	(Title)
6/1/23	06/08/2023
(Date)	(Date)

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